Statement Under Oath of Principal Executive Officer and
      Principal Financial Officer Regarding Facts and
      Circumstances Relating to Exchange Act Filings

 I, Ronald A. McDougall, state and attest that:

    (1) To the best of my knowledge, based upon a review of the covered reports of Brinker International, Inc., and, except as corrected or supplemented in a subsequent covered report:

         no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

    (2) I have reviewed the contents of this statement with the Company's audit committee.

    (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         Annual Report on Form 10-K for the year ended June
         26, 2002 of Brinker International, Inc.;

         all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Brinker
         International, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         any amendments to any of the foregoing.


 /s/ Ronald A. McDougall   9/30/02     Subscribed and sworn to before
 Ronald A. McDougall       Date        me on this 30 day of September
 Chief Executive Officer               2002.

                                       /s/ Sherri M. McSperitt
                                       Notary Public